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                                                                   Exhibit 10.24

                         AGREEMENT OF SALE AND PURCHASE
                     TSENG INTERNATIONAL LABS, INC. (SELLER)
                                        &
                  LIBERTY PROPERTY LIMITED PARTNERSHIP (BUYER)
                             PROPERTY: 6 TERRY DRIVE
                                       NEWTOWN TOWNSHIP
                                       BUCKS COUNTY, PENNSYLVANIA
                     EFFECTIVE DATE: _________________, 1998

CONTENTS                                                                PAGE

1.       Agreement to Sell and Purchase..................................    1
2.       Purchase Price..................................................    1
3.       Settlement......................................................    1
4.       Condition of Title..............................................    2
5.       Representations and Warranties of Seller........................    2
6.       Conditions of Buyer's Obligations...............................    7
7.       Possession......................................................    9
8.       Apportionments:  Taxes..........................................    9
9.       Condemnation....................................................    10
10.      Default by Buyer................................................    10
11.      Default by Seller...............................................    10
12.      Risk of Loss....................................................    10
13.      Signs...........................................................    11
14.      Brokerage.......................................................    11
15.      Operation of the Property Prior to Settlement...................    11
16.      Notice..........................................................    12
17.      Indemnity by Seller.............................................    13
18.      Further Assurances..............................................    13
19.      Miscellaneous...................................................    13
20.      Limited Liability...............................................    14

EXHIBITS:

"A" - LEGAL DESCRIPTION
"B" - ESCROW AGREEMENT
"C" - LEASES, RENTS AND SECURITY DEPOSITS
"D" - INCOME AND EXPENSE STATEMENT
"E" - FORM OF ESTOPPEL CERTIFICATE
"F" - NONFOREIGN PERSON CERTIFICATION
"G" - ZONING LETTER
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                         AGREEMENT OF SALE AND PURCHASE

         THIS AGREEMENT OF SALE AND PURCHASE is made this ____ day of August, 1998, between TSENG INTERNATIONAL LABS, INC., a Nevada corporation, having an address at 18 West Airy Street, Suite 100, Courthouse Plaza, Norristown, Pennsylvania 19401 ("Seller") and LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having an address at 65 Valley Stream Parkway, Malvern, Pennsylvania 19355, or its assignee or nominee ("Buyer"). This Agreement is to be effective as of the date on which Buyer receives this Agreement signed by both Buyer and Seller and the Escrow Agreement (as defined below) signed by Seller (the "Effective Date").

         In consideration of the covenants and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, that certain tract or piece of land known as 6 Terry Drive, consisting of approximately 3.0092 acres, described as Tax Parcel Number 29-10-111, located in Newtown Township, Bucks County, Pennsylvania, as more fully described by metes and bounds in the legal description attached hereto as Exhibit "A," being all of the property owned by Seller in that location, together with all right, title, and interest of Seller in and to any land lying in the bed of any highway, street, road, or avenue, opened or proposed, in front of or abutting or adjoining such tract or piece of land and any easements and appurtenances pertaining thereto (the "Real Property") and all the buildings and other improvements situate thereon, including all fixtures, equipment, appliances, and other personal property owned by Seller and attached or appurtenant to, located in or on, and used in connection with the Real Property (the "Personal Property") [the Real Property and the Personal Property are jointly called the "Property"].

         2. PURCHASE PRICE. The purchase price for the Property is Two Million Seven Hundred Eighty-seven Thousand Five Hundred Dollars ($2,787,500.00) (the "Purchase Price"), payable as follows:

                  (a) Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit") by check payable to Commonwealth Land Title Insurance Company ("Escrow Agent"), which check shall be delivered to Escrow Agent within seventy-two (72) hours following the Effective Date. The Deposit shall be held, in an interest bearing, federally insured account, by Escrow Agent in accordance with the Escrow Agreement attached hereto as Exhibit "B" (the "Escrow Agreement") and this Agreement pending consummation of this transaction. Any interest earned on the Deposit shall be paid to Buyer unless Seller shall be entitled to the Deposit by reason of a default by Buyer, in which case such interest shall be paid to Seller. Buyer's Federal Tax I. D. Number is 23-2766549; Seller's Federal Tax I. D. No. is 23-22-77100.

                  (b) The balance of the Purchase Price shall be paid to Seller at Settlement (as defined below) in cash by wire transfer of immediately available federal funds. Seller will deliver its wiring instructions to Buyer and to Escrow Agent at least one (1) business day prior to Settlement.

         3. SETTLEMENT. Settlement shall be held on the date which is ten (10) days after expiration of the Due Diligence Period (as defined below) (or on the next business day thereafter if such date is not a business day), or on such earlier date as Buyer shall designate by at least five (5) days' advance written notice to Seller, at the office of Buyer's attorney located at 527 Plymouth Road, Suite 416, Plymouth Meeting, Pennsylvania at 10:00 A.M. ("Settlement"). It is agreed that the time of Settlement and the obligation of Seller to deliver the special warranty deed at Settlement are of the essence of this Agreement.

         4.       CONDITION OF TITLE.
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                  (a) Buyer has obtained a title insurance commitment with
regard to the Premises from Commonwealth Land Title Insurance Company as its Commitment Number D211302-ME (the "Commitment"). Buyer has delivered a copy of the Commitment to Seller. Promptly after the Effective Date, Buyer will order an ALTA/ACSM title survey to be performed and a plan thereof to be prepared (the "Survey"). Within five (5) business days after Buyer receives the Commitment and the Survey, both in final form, Buyer will furnish a copy of any changes to the Commitment and a copy of the Survey to Seller, together with a list of permitted title exceptions (the "Title List") - i.e., those title exceptions subject to which Buyer is willing to accept title to the Premises and Seller agrees to convey title to the Premises. The Commitment, the Title List, and the Survey may hereinafter be referred to collectively as the "Title Information." Within one
(1) week after receiving the Title Information from Buyer, Seller will notify Buyer as to whether or not Seller accepts the Title List. Failure of Seller to notify Buyer shall be deemed an acceptance of the Title List by Seller. If Seller does notify Buyer of an objection, both parties will act in good faith to attempt to arrive at an acceptable Title List. When a mutually acceptable Title List has been agreed to, it shall be attached to and form a part of this Agreement of Sale. If a mutually acceptable Title List has not been agreed to within two (2) weeks after Buyer sends to Seller the Title Information, Buyer shall have the right to terminate this transaction and have the Deposit with all accrued interest refunded to it. Title to the Premises shall be good and marketable (i) free and clear of all liens, restrictions, easements, encumbrances, claims or liens by contractors, subcontractors, mechanics, and materialmen, leases (except for the "Lease" defined below), financing statements, or other personal property liens or encumbrances and other title objections, other than those title exceptions listed on the Title List, (ii) affirmatively insured as contiguous with no gaps or gores, and (iii) insurable as aforesaid at ordinary rates by Commonwealth Land Title Insurance Company or any other title insurance company selected by Buyer. There shall be no exceptions for possible mechanics liens or possible settled or unsettled taxes of any kind against Seller or the Premises.

                  (b) If title to the Premises cannot be conveyed to Buyer at Settlement in accordance with the requirements of this Agreement for a reason other than the existence of any lien on the Property for an amount not in excess of the Purchase Price, Seller shall take appropriate action to cure the defect, and at Buyer's option Settlement may be postponed for a reasonable time not exceeding thirty (30) days to permit Seller to correct the title deficiency. If the title deficiency is of such a nature that it is not capable of being corrected by Seller, Buyer shall have the option (i) of taking such title as Seller can convey without abatement of the Purchase Price, or (ii) of terminating Buyer's obligations under this Agreement, having the Deposit (with any accrued interest) returned to it. Seller shall be obligated to cause to be satisfied or released any lien encumbering the Premises in a fixed or ascertainable amount and to remove any encumbrances against title to the Premises which were created by Seller. If Seller fails to comply with the requirements of the immediately preceding sentence, and Buyer elects to terminate this Agreement, in addition to having the Deposit refunded, Buyer shall be entitled to be reimbursed by Seller for all of Buyer's reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the Premises not to exceed a total of $30,000.00 ("Buyer's Reasonable Costs").

         5. REPRESENTATIONS AND WARRANTIES. Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants, and covenants to Buyer as set forth below. For the purpose of the representations and warranties stated below, the phrase "to the Seller's knowledge", "to the best of Seller's knowledge", or any other


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reference to the knowledge of Seller shall be deemed to refer to the actual knowledge of any of the following individuals: Barbara Hawkins, Mark Karsch, or John J. Gibbons, being the officers of Seller most likely to have knowledge relating to the Property. In any action commenced by Buyer against Seller based upon a breach of a representation or warranty that was made to Seller's knowledge, Buyer shall have the burden of proof that one or more of the foregoing individuals had actual knowledge of the fact alleged to have been misrepresented by Seller to Buyer.

                  (a) Seller has no knowledge of, and has no knowledge of having received notice from, any governmental authority requiring any work, repairs, construction, alterations, or installations on or in connection with the Property, or asserting any violation of any federal, state, county, or municipal laws, ordinances, codes, orders, regulations, or requirements affecting any portion of the Property, including, without limitation, the Americans with Disabilities Act and any applicable environmental laws or regulations. To Seller's knowledge, there is no action, suit, or proceeding pending or threatened against, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county, or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

                  (b) To Seller's knowledge, no assessments or charges for any public improvements have been made against the Property which remain unpaid, no improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment, or charge can be filed or made, and Seller has no knowledge of any plans for improvements by any governmental or quasi-governmental authority which might result in a special assessment against the Property. To Seller's knowledge, it has incurred no obligations relating to the installation of or connection to any sanitary sewers or storm sewers which shall be enforceable against the Property, and all public improvements ordered, advertised, commenced, or completed prior to the date of this Agreement shall be paid for in full by Seller prior to Settlement. Provided Settlement is completed hereunder and there is no breach of the warranties contained in this subparagraph, Buyer will be responsible for payment of assessments or notices of assessments for any public improvement made after the Effective Date.

                  (c) The current zoning classification of the Property is "LI-Light Industrial District."

                  (d) The Property is serviced by public water, public sewer, gas, and electric. Seller has no knowledge of and, to Seller's knowledge, has received no notice of any present or threatened ban, moratorium, or other limitation of any kind on new connections or additional flows to the sewage treatment plant serving or to serve the Property or the conveyance facilities leading to such sewage treatment plant.

                  (e) Seller has no knowledge of its having received notice from any insurance company which has issued a policy with respect to the Property or by any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies or requesting the performance of any repairs, alterations, or other work, and Seller will promptly notify Buyer of and comply with any such notice or requirement at Seller's cost if such notice is received prior to Settlement.

                  (f) To Seller's knowledge, all certificates of occupancy necessary for operation of the Property, as presently conducted, have been issued by all authorities having jurisdiction thereof and all such certificates of occupancy are in full force and effect. Seller has not


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received any written notice of suspension or cancellation of any certificates of occupancy. To the best of Seller's knowledge, there is no defective condition, structural or otherwise, in the buildings or other improvements on the Property, or in the buildings' roof, heating, air conditioning, mechanical, plumbing, or electrical systems and equipment. Any such condition of which Seller gains knowledge after the Effective Date shall be disclosed to Buyer promptly and shall be subject to Seller's obligation to make repairs as specifically set forth in this Agreement.

                  (g) To the best of Seller's knowledge: (i) there has been no disposal, burial, or placement of hazardous substances, toxic or hazardous waste, debris, or other foreign materials on, in, or under the Property; (ii) the Property and Seller are not in violation of any of the applicable requirements of law in connection with the disposal, storage, treatment, generation, processing, and other handling of waste and the emission or discharge of any effluent, contaminants, pollution, or other materials, and no other person or entity has used all or part of the Property or any lands contiguous to the Property in violation of any of those requirements of law;
(iii) there is no contamination, pollution, or danger of pollution resulting from a condition on, in, or under the Property or on or under any lands in the vicinity of the Property; (iv) there are no storage tanks on the Property; (v) environmental conditions associated with the Property are in compliance with all applicable, relevant, and appropriate federal, state, and local governmental environmental standards, criteria, limitations, and requirements; and (vi) Seller has disclosed to Buyer all information in Seller's possession relating to the environmental condition of the Property. Seller has not received any information from neighboring property owners indicating they have any major concerns about existing environmental conditions which could affect the Property or suggesting they might look to Seller for contribution to clean up such condition. In the event Buyer shall discover such hazardous substances, toxic or hazardous wastes, tanks, or other unsatisfactory (in Buyer's sole discretion) environmental conditions on, in, or under the Property at any time prior to Settlement, in addition to its other rights and remedies at law or equity or under this Agreement, Buyer shall have the right to terminate this Agreement upon written notice thereof to Seller, whereupon Escrow Agent shall return the Deposit to Buyer together with all interest thereon, and thereafter this Agreement shall be deemed void and neither party shall have any further rights or obligations hereunder; provided, however, that if Seller had knowledge of such environmental condition and failed to disclose same to Buyer in breach of this Agreement, Seller shall immediately reimburse Buyer for Buyer's Reasonable Costs. The foregoing reimbursement obligation of Seller shall survive on termination of this Agreement by Buyer. Notwithstanding anything to the contrary herein, the effect of the representations made in this subparagraph shall not be diminished or deemed to be waived by any inspections, tests, or investigations made by Buyer or its agents.

                  (h) To Seller's knowledge, there are no management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting the Property which will burden the Property or Buyer after Settlement in any manner whatsoever, except for instruments of record.

                  (i) To Seller's knowledge, all roads abutting the Property are dedicated public roads and the deed to be delivered to Buyer at Settlement hereunder is the only instrument necessary to convey to Buyer (i) full access to and right to freely use such roads, and (ii) all rights appurtenant to the Property in such roads.

                  (j) To Seller's knowledge, the Property has not been registered


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or certified as "historic" by any local, state, or federal governmental entity or historic commission.

                  (k) To Seller's knowledge, there are no wetlands restrictions or riparian rights affecting the Property and no portion of the Property is within the boundaries of the 100 year flood plain.

                  (l) Seller holds fee simple title to the Property. Seller is a duly existing Nevada corporation and has the power and authority to enter in this Agreement and to consummate the transactions herein contemplated.

                  (m) There are no existing leases, whether oral or written, agreements of sale, options, tenancies, licenses, or any other claims to possession affecting the Property except as listed in Exhibit "C" attached hereto. Exhibit "C" lists (i) the lease for the Property and all amendments and any other writings related thereto in effect on the Effective Date (the "Lease") and (ii) the guaranty with respect to the Lease in effect on the Effective Date (the "Guaranty"). The Lease and Guaranty are valid and subsisting in full force and effect, has not been further amended, modified, or supplemented, and the tenant thereunder is in actual possession in the normal course and the tenant is not in default thereunder. No tenant has asserted any claim of which Seller has notice which would in any way affect the collection of rent from such tenant and no written notice of default or breach on the part of the landlord under the Lease has been received by Seller or its agents from the tenant thereunder. All painting, repairs, alterations, and other work required to be performed thereunder, have been or will, prior to Settlement, be fully performed and paid for in full by Seller.

                  (n) The rents set forth in Exhibit "C" are the actual rents, income, and charges presently being collected by Seller. The tenant under the Lease is entitled to any concessions, allowances, rebates, or refunds or has prepaid any rents or other charges for more than the current month. The Lease and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered, except to the extent, if any, that Seller has made collateral assignments of rents and leases to the holder of a mortgage on the Property. No security deposit has been paid by the tenant which has not heretofore been returned, except as set forth in Exhibit "C" hereto, if any. Notwithstanding the provisions of this subsection 5(n) and subsection 5(m) to the contrary, Seller has disclosed to Buyer that Seller is presently endeavoring to enter into an amendment to the Lease with the tenant under the Lease and with such tenant's guarantor in order to more clearly document the agreement reached among such parties by an exchange of correspondence increasing such tenant's minimum rent obligation to that set forth in Exhibit "C." Provided such amendment makes no other change to the Lease and a true and correct copy of such amendment is delivered to Buyer at least two (2) weeks prior to the end of the Due Diligence Period, Buyer hereby authorizes Seller to enter into such amendment to the Lease. The aforesaid correspondence will be delivered to Buyer as part of the Lease for Buyer's examination.

                  (o) No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation, or other entity with respect to or on account of the Lease or any extensions or renewals thereof.

                  (p) To Seller's knowledge, no tenant, licensee, or other occupant under the Lease has, nor does any other party have, any right or option to acquire the Property or any portion thereof.

                  (q) The statement of income and expenses attached hereto as Exhibit "D" is true and correct, accurately reflecting the income and expenses


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for operating the Property for the year-to-date.


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                  (r) Seller has disclosed to Buyer that the Real Property
constitutes more than fifty percent (50%) of the real property owned by Seller located in the State of Pennsylvania. Furthermore, Seller has disclosed to Buyer that Seller has employees with regard to whom Seller withholds Pennsylvania income taxes. Seller will give notice to the Pennsylvania Department of Revenue pursuant to and in accordance with the provisions of 72 P.S. Section 7321.1. Furthermore, at the time of Settlement, Seller will present to Buyer a certificate from the Department of Revenue (a "Bulk Sale Clearance Certificate") in accordance with the provisions of 72 P.S. Section 1403. If Seller does not present a Bulk Sale Clearance Certificate to Buyer at the time of Settlement, Seller will indemnify, defend, and hold harmless Buyer and Buyer's title insurer from any loss or damage, including, if the Seller fails to indemnify, defend and hold the indemnitees harmless, counsel fees, costs, and expenses, incurred by reason of a claim made against Buyer, Buyer's title insurer, or the Property, for any unpaid taxes owing by Seller to and including the date of Settlement, whether or not at that time such taxes will have been settled, assessed, or determined. In the event that a Bulk Sale Clearance Certificate is not delivered to Buyer at the time of Settlement, Seller agrees that it will deliver a Bulk Sale Clearance Certificate to Buyer and to Buyer's title insurer on or before one (1) year after Settlement.

                  (s) No representation, statement, or warranty by Seller contained in this Agreement or in any exhibit attached hereto contains or will contain any untrue statements or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading. If, after Seller's execution hereof, any event occurs or condition exists which renders any of the representations contained herein untrue or misleading, Seller shall promptly notify Buyer.

                  (t) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the Articles of Incorporation or By-Laws of Seller, or of any agreement or other instrument to which it is a party, to which it is subject or by which it is bound.

                  (u) The execution and delivery of this Agreement have been approved by the Board of Directors of Seller and no further corporate action is required on the part of Seller to consummate the transaction contemplated hereby. The corporate officers executing this Agreement on behalf of Seller have all requisite authority to execute this Agreement, and this Agreement, as executed is valid, legal, and binding upon Seller. There are no proceedings pending or threatened by or against Seller in bankruptcy, insolvency, or reorganization in any state or federal court.

         It is agreed that Ward Fitzgerald, Senior Vice President of Liberty Property Trust, the General Partner of Buyer, is the person principally responsible for Buyer's due diligence. If Buyer completes Settlement notwithstanding the fact that Ward Fitzgerald has actual knowledge of a fact which renders any of Seller's representations or warranties untrue, notwithstanding any other provision of this Agreement to the contrary, Buyer shall have no claim against Seller grounded upon Seller's breach of the representation or warranty as to which such fact relates, except if and to the extent that such representation or warranty of Seller was breached as respects a matter as to which Ward Fitzgerald had no actual knowledge. Seller shall have the burden of proof as to the actual knowledge of Ward Fitzgerald with regard to any such fact. At the time of Settlement, Buyer will deliver to Seller a copy of Buyer's complete Phase I Environmental Site Assessment report relating to the Real Property and a copy of Buyer's complete Property Condition Report relating to the Real Property. Such reports may be used by


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Seller to establish the actual knowledge of Ward Fitzgerald with regard to the matters stated therein, and for no other purpose.

         6. CONDITIONS OF BUYER'S OBLIGATIONS. The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction at Settlement of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to Settlement):

                  (a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Settlement in all respects as though such representations and warranties were made at and as of Settlement, and Seller shall have performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

                  (b) Buyer shall have a period from the Effective Date through the date which is forty (40) days thereafter (the "Due Diligence Period") to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property. If Buyer, in its sole discretion, determines that it does not desire to acquire the Property, with or without reason, and notifies Seller by 5:00 P.M. on the last day of the Due Diligence Period of its election to terminate this Agreement, the Deposit and all accrued interest shall be returned to Buyer, this Agreement thereupon shall become void, and there shall be no further obligation or liability on either of the parties hereto.

                  (c) If Buyer has not terminated this Agreement on or before the expiration of the Due Diligence Period, Seller shall deliver to Buyer, within two (2) business days after expiration of the Due Diligence Period, duly executed originals of a certificate ("Estoppel Certificate") from each tenant under the Leases and each Guarantor under the Guaranties, in all material respects in the form attached hereto as Exhibit "E," stating facts which are consistent with the Leases and Guaranties as delivered by Seller to Buyer pursuant to subsection 6(d)(iii) below. If all of the Estoppel Certificates have not been delivered to Buyer in all material respects in the required form within the aforesaid time period, Buyer may terminate this Agreement by delivering notice of such termination to Seller, and in such event the Deposit and all accrued interest shall be returned to Buyer, Seller shall reimburse Buyer for Buyer's Reasonable Costs, and this Agreement thereupon shall become void, and there shall be no further obligations or liability on either of the parties hereto.

                  (d) On the Effective Date, Seller shall deliver to Buyer:

                           (i) The latest as-built plans or surveys (the
"Survey") of the Property prepared by a registered and licensed surveyor which are in Seller's possession.

                           (ii) Copies of the floor plans of all buildings on
the Property;

                           (iii) Copies of the Lease and Guaranty, together with
Seller's certification that same are true, accurate, and complete in all respects and constitute all of the Leases and Guaranties;

                           (iv) Copies of any service contracts to which Seller
is bound with respect to the Property;

                           (v) Copies of the latest environmental reports with
respect to the Property which are in Seller's possession; and


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                           (vi) Copies of the latest title commitment and title
policy with respect to the Property which are in Seller's possession.


                                       10
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                  (e) At Settlement, Seller shall deliver to Buyer duly executed originals of the following:

                           (i) A special warranty deed to the Real Property duly
executed and acknowledged by Seller and in proper form for recording (the
"Deed");

                           (ii) A valid bill of sale for the Personal Property
with general warranties;

                           (iii) A valid assignment of the Lease and the
Guaranty, in form satisfactory to Buyer's counsel, duly executed and acknowledged, assigning to Buyer all of Seller's right, title, and interest in and to the Lease and the Guaranty, together with an original executed copy of the Lease and Guaranty, and a letter addressed to the tenant and guarantor informing them of the sale. Such assignment shall include an indemnification from Seller to Buyer against liability for claims asserted against Buyer under the Lease and the Guaranty for events occurring prior to Settlement, including without limitation, by reason of any underpayment or overpayment of operating expenses for the Property prior to Settlement as set forth in Section 8(a) below, and an indemnification from Buyer to Seller against liability for claims asserted against Seller for events occurring after Settlement;

                           (iv) A Nonforeign Person Certification in the form
attached hereto as Exhibit "F," as required under Section 1445 of the Internal Revenue Code;

                           (v)  An assignment in form and substance mutually
satisfactory to Seller and Buyer, duly executed by Seller, assigning to Buyer all of Seller's right, title, and interest in and to (A) any and all guaranties and warranties, if any, pertaining to the Property; and (B) any permits, licenses, plans, authorizations, and approvals relating to ownership, operation, or occupancy of the Property;

                           (vi) To the extent not previously provided by Seller
to Buyer, originals of the following instruments (or copies if originals are unavailable), all certified by Seller as true and correct to the best knowledge of Seller:

                                    (A) All certificates of occupancy (and any
required governmental approvals in connection with the transfer of the Property), licenses, plans, permits, authorizations, and approvals required by law and issued by all governmental authorities having jurisdiction over the Property;

                                    (B) The Lease and Guaranty;

                                    (C) The Estoppel Certificate and certificate
of insurance from the tenant;

                                    (D) All building records in Seller's
possession or control with respect to the Property;

                                    (E) Each bill of current real estate taxes,
sewer charges and assessments, water charges, and other utilities, together with proof of payment thereof (to the extent same have been paid); and

                                    (F) All assigned guaranties and warranties;

                           (vii) All keys and combinations to locks at the
Property, all plans, specifications, as-built drawings, surveys, site plans, equipment manuals, technical data, and other documentation relating to the building


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systems, equipment, and any other personal property forming part of the Property or any portion thereof in possession of Seller or any property manager(s);

                           (viii) An affidavit of title in favor of Buyer and
Buyer's title insurer in the form used by such title insurance company;.

                           (ix) A letter from the Township or other local
governing body confirming the present zoning of the Property and stating that there are no outstanding violations of laws, ordinances, or regulations issued against the Property, and otherwise in the form of Exhibit "G" attached hereto or, if in a different form, containing substantially the same information as set forth on Exhibit "G";

                           (x) Such other documents as reasonably may be
required to consummate this transaction in accordance with this Agreement.

         Unless all the foregoing conditions contained in this Paragraph 6 are met to Buyer's reasonable satisfaction and in all material respects within the time period specified, or if no time period is specified, prior to or at Settlement, Buyer, at its election, may, either (i) extend the date for Settlement until such conditions are satisfied, or (ii) terminate this Agreement and have the Deposit refunded together with accrued interest (provided, however, that termination and refund of the Deposit shall not be Buyer's exclusive remedy) or (iii) waive in writing the satisfaction of any such conditions, in which event this Agreement shall be read as if such conditions no longer existed.

         7. POSSESSION. Possession of the Property shall be given to Buyer at Settlement unoccupied except by the tenant under the Lease, and free of any leases except the Lease, other claims to or rights of possession by delivery of the Deed. The Deed shall be prepared by Buyer at Buyer's expense and shall be submitted to Seller for Seller's approval prior to Settlement hereunder.

         8. APPORTIONMENTS; TAXES.

                  (a) Real estate taxes, minimum and additional rents from the tenant under the Lease, all utilities, operating expenses, and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on a per diem basis as of Settlement. Taxes, and additional rent paid on account thereof, shall be apportioned based on the fiscal year of the taxing authority. Seller shall cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Settlement, and all such bills shall be paid by Seller. Each party shall separately reconcile with tenants the amounts paid or payable on account of operating expenses incurred by such party during its period of ownership in accordance with the terms of the Lease. Notwithstanding any of the provisions of this subparagraph 8(a) to the contrary, to the extent that real estate taxes or other operating expenses are paid directly by the tenant under the Lease, there shall be no apportionment between Buyer and Seller; and, to the extent that utilities are purchased directly by the tenant under the Lease, no final bills need be issued and no final readings need be made.

                  (b) Seller shall pay to Buyer all security deposits under the Lease, together with any interest accrued thereon, as well as any other funds paid to Seller by tenant on account of additional rent items not yet due and payable by Seller, such as tax and insurance escrows.

                  (c) All realty transfer taxes imposed on or in connection with this transactions shall be shared equally by Seller and Buyer.

                  (d) In the event that all or any portion of the Property has been granted tax relief, including, without limitation, by reason of the Pennsylvania Farmland and Forest Land Assessment Act of 1974, or Act 515, as amended, Seller shall be responsible for payment of and shall deposit in escrow with the Title Company at Settlement hereunder, the estimated taxes, penalties, interest, and related costs assessed or to be assessed against the Property due to termination of such relief before or after Settlement attributable to any time period prior to conveyance of the Property to Buyer. The provisions hereof shall survive Settlement under this Agreement.

         9. CONDEMNATION. Seller covenants and warrants that Seller has not heretofore received any notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property. If prior to Settlement any such proceeding is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Property or to the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees immediately to notify Buyer thereof. Buyer then shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within thirty (30) days after receipt of such notice. If Buyer does not so terminate this Agreement, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title, and interest in and to any compensation for such condemnation, Seller shall not negotiate or settle any claims for compensation prior to Settlement, and Buyer shall have the sole right (in the name of Buyer or Seller or both) to negotiate for, to agree to, and to contest all offers and awards.

         10. DEFAULT BY BUYER. If Buyer, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be paid to Seller. Such payment of the Deposit and all accrued interest to Seller shall be deemed to be liquidated damages for Buyer's default and the receipt of same shall be Seller's exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer.

         11. DEFAULT BY SELLER. If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, the Deposit and all accrued interest shall be returned to Buyer, and Seller shall reimburse Buyer for all of Buyer's Reasonable Costs. In the alternative, at Buyer's election, Buyer may seek specific performance of Seller's obligations. In the event that Buyer seeks specific performance, but Seller is incapable of rendering specific performance because it had agreed to or did convey the Property to a third party, Buyer may seek money damages for Seller's default in the amount of the difference between the Purchase Price and the price at which Seller conveyed or then intends to convey the Property to a third party, plus legal fees and expenses. If Buyer elects to seek specific performance, but if Seller is incapable of rendering specific performance due to matters not falling within the scope of the preceding sentence, Buyer's damages shall be limited to $100,000.00.

         12. RISK OF LOSS. Seller shall bear the risk of all loss or damage to the Property from all causes until Settlement. Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property. Seller will cause the insurer to add Buyer's name to the policy as an additional insured, as its interest may appear. Seller will deliver to Buyer within five (5) days after the Effective Date or as soon as reasonably obtainable a certificate issued by such insurer evidencing that such policy is in effect, that it will not be cancelled without at least ten (10) days' prior notice to Buyer, and that Buyer has been named as an additional insured thereunder. If at any time prior to Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall promptly give written notice thereof to Buyer and Buyer shall have the right (i) to terminate this Agreement by written notice to Seller, whereupon Escrow Agent shall return the Deposit (with any accrued interest) to Buyer, and thereafter this Agreement shall be void and neither party shall have any further rights or obligations hereunder; or (ii) to proceed with this Agreement and to notify Seller that, at Buyer's sole option, Seller either shall (A) use any available insurance proceeds to restore the Property prior to Settlement to its condition as of the Effective Date, or (B) in lieu of restoration, prior to Settlement, clear the site of debris and deposit all remaining insurance proceeds in escrow with Escrow Agent and such funds, together with interest thereon, shall be disbursed to Buyer at Settlement. All unpaid claims and rights in connection with any such losses shall be assigned to Buyer at Settlement without in any manner affecting the Purchase Price.

         13. SIGNS. Seller hereby consents to the placing of signs upon the Property by Buyer; provided, however, that the specifications for any such sign must first be submitted to Seller for its approval, which approval shall not be unreasonably withheld or delayed, subject to Buyer's compliance with applicable Township Ordinances. If Settlement is not made hereunder, Buyer shall remove such signs at Buyer's expense and restore the Property to its condition existing prior to installation of the signs.

         14. BROKERAGE. Buyer represents and warrants to Seller and Seller represents and warrants to Buyer that each dealt with no broker, agent, finder, or other intermediary in connection with this sale and purchase other than CB Richard Ellis for whose commissions Seller shall be solely responsible if and when Settlement takes place out of the proceeds thereof. Seller agrees to pay any other real estate broker or other intermediary claiming a commission in connection with this sale and purchase or the Lease, and Buyer shall have no liability or obligation in connection therewith. Seller agrees to indemnify, defend, and hold Buyer harmless from and against the claims of any and all brokers and other intermediaries claiming a commission in connection with this sale or the Lease. Buyer agrees to indemnify, defend, and hold Seller harmless from and against any broker's claim arising from any breach by Buyer of Buyer's representation and warranty in this paragraph.

         15. OPERATION OF THE PROPERTY PRIOR TO SETTLEMENT. Prior to Settlement:

                  (a) The Property shall be operated, managed, and maintained as heretofore, and kept in reasonably good condition at all times. Without expense to Buyer, all repairs and replacements, structural and non-structural, ordinary and extraordinary, shall be made which are required to maintain the Property in its present condition, reasonable wear and tear excepted. Notwithstanding the foregoing provisions of this subparagraphs 15(a) to the contrary, Seller's obligation to make repairs and replacements shall be limited as follows: Seller shall have no obligation to make the repair or replacement unless the cost of the repair or replacement, or the cost to Buyer resulting from the failure of Seller to have promptly made such repair or replacement, would exceed $5,000.00, or, when aggregated with other such repairs and replacements not made by Seller, would exceed $10,000.00.

                  (b) At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors, and other representatives shall be afforded reasonable access (i) to the Property to inspect, measure, appraise, test, and make surveys of the Property and (ii) to all books, records, and files primarily relating to the Property. Buyer shall have the right, at Buyer's expense, to make copies of all such books and records, including, without limitation, all books and records relating to increases in real estate taxes, building and operations maintenance costs allocable to tenants and all information reasonably necessary for Buyer to audit the income and expense statement attached hereto as Exhibit "D"' provided, however, that Buyer shall return all copies of such books and records if Settlement does not occur under this Agreement. Buyer shall not interfere unreasonably with the operation of the Property and shall restore any area on the Property disturbed in the course of Buyer's testing to the conditions existing prior to any tests conducted by Buyer.

                  (c) Seller shall comply with all of the obligations of landlord under the Lease and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

                  (d) Seller promptly shall notify Buyer of Seller's receipt of any notice from any party alleging that Seller is in default of its obligations under the Lease or any permit or agreement affecting the Property, or any portion or portions thereof.

                  (e) No contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty, or premium.

                  (f) Except with the prior written consent of Buyer, Seller shall not enter into any new leases for any portion of the Property; any new lease shall be on a form of lease supplied to Seller by Buyer. In the event Buyer approves any new leases, Seller shall deliver to Buyer an Estoppel Certificate from the tenant and guarantor thereunder as required hereunder for the Lease and otherwise shall comply, as to such new leases and new guaranties, with the terms of this Agreement relating to the Leases and the Guaranties. Further, except with the prior written consent of Buyer, Seller shall not amend, extend, terminate, accept surrender of, or permit any assignments or subleases of, the Lease nor accept any rental more than one (1) month in advance or accelerate the rent due to any tenant default under any of the Lease.

         16. NOTICE. All notices, requests, and other communications under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, or (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

                  If intended for Seller:

                  Tseng Labs
                  18 West Airy Street, Suite 100
                  Courthouse Plaza
                  Norristown, PA  19401
                  Attention:  Jack Gibbons, Chairman and CEO

                  With a copy to:

                  Mitchell W. Miller, Esquire
                  Miller, Turetsky, Rule & McLennan
                  300 Courthouse Plaza
                  18 West Airy Street
                  Norristown, PA 19401-4717

                  If intended for Buyer:

                  Liberty Property Limited Partnership
                  Cedar Creek Corporate Center
                  125 Witmer Road
                  Horsham, PA  19044
                  Attention:  Ward Fitzgerald

                  With a copy to:

                  Noah D. Cutler, Esquire
                  Cutler, Clemm & Morris, P.C.
                  527 Plymouth Road, Suite 416
                  Plymouth Meeting, PA  19462

         All such notices, requests, and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

         17. INDEMNITY BY SELLER. Provided that Settlement has taken place hereunder, Seller agrees to indemnify and hold harmless Buyer from and against, and to reimburse Buyer with respect to any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (excluding attorney's fees and court costs) asserted against or incurred by Buyer by reason of or arising out of (a) a material breach of any representation or warranty of Seller as set forth in this Agreement, (b) the failure of Seller to perform any material obligation required by this Agreement to be performed by it, and (c) any material matter involving the ownership, maintenance, and operation of the Property prior to Settlement, (a "Matter"), including without limitation any payment or nonpayment on account of the operating expenses for the Property by the tenant under the Lease. The foregoing indemnification obligations of Seller shall apply only to claims by Buyer as to which Buyer has given notice to Seller on or before the second (2nd) anniversary of Settlement, except, as to claims by Buyer based upon the subject matter of subparagraphs 5(o), 5(t), and 5(u) above, the foregoing indemnification obligations of Seller shall apply only to claims by Buyer as to which Buyer has given notice to Seller on or before the fourth
(4th) anniversary of Settlement. For the purposes of this paragraph 17, a breach, an obligation, or a Matter will be deemed "material" if it results in cost or liability to Buyer exceeding $25,000.00; or if, when aggregated with other breaches, obligations and Matters, would result in cost or liability to Buyer of $50,000.00 or more.

         18. FURTHER ASSURANCES. After Settlement, at Buyer's sole cost and expense, Seller shall execute, acknowledge, and deliver, for no further consideration, all assignments, transfers, deeds, and other documents as Buyer may reasonably request to vest in Buyer and perfect Buyer's right, title, and interest in and to the Property.

         19. MISCELLANEOUS.

                  (a) All of the representations and warranties contained in this Agreement, all covenants, agreements, and indemnities made herein, and all obligations to be performed under the provisions hereof shall survive Settlement.


                  (b) This Agreement shall be void and of no force or effect if not executed by Seller and delivered to Buyer or Buyer's attorney within five
(5) days after execution by Buyer and delivery to Seller.

                  (c) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

                  (d) Formal tender of an executed deed and purchase money is hereby waived.

                  (e) Buyer shall have the right to assign this Agreement, and upon notice from Buyer, Seller agrees to convey the Property directly to Buyer's assignee provided that Buyer and/or assignee have fulfilled Buyer's obligations under this Agreement.

                  (f) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

                  (g) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer, and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase. This Agreement shall not be altered, amended, changed, or modified except in writing executed by the parties hereto.

                  (h) This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  (i) Both parties to this Agreement have participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

         20. LIMITED LIABILITY. Neither the holders of beneficial interests nor the trustees, officers, employees, or agents of Liberty Property Trust (the "Trust"), the general partner of Buyer, shall be liable under this Agreement, and all parties hereto shall look solely to the Trust assets for the payment of any claim or for the performance of any obligation of the Trust as a general partner of Buyer or otherwise.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

                               SELLER:
                               TSENG INTERNATIONAL LABS, INC.


                         By:   /s/ John J. Gibbons
                               ----------------------------------
                               Name:  John J. Gibbons
                               Title: CEO

                               BUYER:
                               LIBERTY PROPERTY LIMITED PARTNERSHIP, BY ITS
                               SOLE GENERAL PARTNER, LIBERTY PROPERTY TRUST


                         By:   /s/ Ward J. Fitzgerald
                               -----------------------------------
                               Name:  Ward J. Fitzgerald
                               Title: Senior Vice President


                         By:   /s/ Robert E. Fenza
                               -----------------------------------
                               Name:  Robert E. Fenza
                               Title: Exec. Vice President

                                   EXHIBIT "B"

                                ESCROW AGREEMENT


         WHEREAS, TSENG INTERNATIONAL LABS, INC. ("Seller") by Agreement of Sale and Purchase dated ______________ (the "Agreement"), has agreed to sell to LIBERTY PROPERTY LIMITED PARTNERSHIP ("Buyer") a certain parcel of ground located in Newtown Township, Bucks County, Pennsylvania, for the consideration therein stated, and to which Agreement this Escrow Agreement is attached as an exhibit.

         WHEREAS, such parties have requested Commonwealth Land Title Insurance Company ("Commonwealth") to receive the down payment of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit") to be held in escrow by it and to be applied at Settlement in accordance with the Agreement.

         IT IS UNDERSTOOD and agreed that Commonwealth is an escrow holder only, is merely responsible for the safekeeping of the Deposit, and shall not be required to determine questions of fact or law.

         Should the Agreement in accordance with the terms thereof, be cancelled and terminated, and the liabilities of the parties thereto ended, Commonwealth shall return the Deposit in accordance with the terms of this Agreement. In the event of a dispute, Commonwealth is authorized to pay the Deposit into court.

         In the event that costs or expenses are incurred by Commonwealth because of litigation or otherwise, arising out of the holding of the Deposit, Commonwealth shall be entitled to reimburse itself out of the Deposit for any reasonable costs and expenses. Commonwealth assumes no liability for interest on the funds held.

         THIS ESCROW AGREEMENT constitutes the entire agreement among Commonwealth, Seller, and Buyer concerning the Deposit.

Dated:  ________________       SELLER:
                               TSENG INTERNATIONAL LABS, INC.


                           By: ________________________________________
                               Name:
                               Title:

                               BUYER:
                               LIBERTY PROPERTY LIMITED PARTNERSHIP, BY ITS
                               SOLE GENERAL PARTNER, LIBERTY PROPERTY TRUST


                           By: ________________________________________
                               Name:
                               Title:

ACCEPTANCE and receipt of the Deposit is hereby acknowledged:
COMMONWEALTH LAND TITLE INSURANCE COMPANY


By:  ____________________________________

                                   EXHIBIT "C"

                   LIST OF LEASES, RENTS AND SECURITY DEPOSITS



Premises:  Entire Property

Landlord:  Tseng International Labs, Inc.

Tenant:  ATI Research, Inc.

Guarantor:  ATI Technologies Inc.

Expiration Date:  December 15, 2000

First Renewal:  Two (2) years, CPI increase

Second Renewal:  Five (5) years, lesser of market rent or $12.00 per square foot

Base Rent:  $329,250.00

Security Deposit:  None

                                   EXHIBIT "D"

                          INCOME AND EXPENSE STATEMENT


                               [Seller to provide]

                                   EXHIBIT "E"

                           TENANT ESTOPPEL CERTIFICATE

         Please refer to the documents described in Exhibit "A" hereto (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Tenant"), hereby certifies that it is the lessee under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the "Landlord") and to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time-to-time of such notes or other instruments, and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof:

         1. The information set forth in Exhibit "A" hereto is true and correct;

         2. Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit "A" hereto, has not been modified, assigned, supplemented, or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

         3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed;

         4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

         5. Tenant has not paid any rents or sums due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession, or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit "A" hereto;

         6. To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

         7. Except as expressly set forth in Part G of Exhibit "A," there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

         8. If Tenant has the right to obtain leasehold financing, then Tenant represents that it has no right to obtain fee subordination or otherwise to encumber the estate of the Landlord in the demised premises;

         9. Tenant is in compliance with the environmental covenants set forth in the Lease Documents;

         10. Tenant is in compliance with all insurance requirements set forth in the Lease Documents. Tenant covenants and agrees that after receipt of notice of the sale of the Property it will promptly cause a new Certificate of Insurance to be issued naming the new landlord and its managing agent as additional insureds;

         11. Except as set forth on Part M of Exhibit "A," no action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency laws;

         12. Tenant covenants and agrees promptly to notify Landlord in writing if any certification by Tenant contained herein shall be or become untrue in any material respect at any time prior to ______________________;

         13. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Purchasers will rely on this Estoppel Certificate in purchasing the property and all Mortgagees will rely upon this Estoppel Certificate in extending credit to Landlord or Landlord's successors in interest; and

         14. This Tenant Estoppel Certificate shall be binding upon the successors, assigns, and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

         IN WITNESS WHEREOF, Tenant has duly executed this Certificate this _____ day of ______________, 199__.

                                        ________________________________________
                                        (Name of Tenant)


                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                   EXHIBIT "A" TO TENANT ESTOPPEL CERTIFICATE

                 Lease Documents, Lease Terms and Current Status

A.       Date of Lease:


B.       Parties:

         1.  Landlord:

         2. Tenant d/b/a:

C.       Premises known as:


D.       Modifications, Assignments, Supplements or Amendments to Lease:


E.       Commencement Date:


F.       Expiration of Current Term:


G. Right to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:



H.       Security Deposit Paid to Landlord:  $____________


I.       Current Fixed Minimum Rent (Annualized):  $____________


J. Current Additional Rent (and if applicable, Percentage Rent (Annualized): $____________


K.       Current Total Rent:  $____________


L.       Square Feet Demised:  _____________


M.       Tenant's Bankruptcy or other Insolvency Actions:

                                   EXHIBIT "F"

                         NONFOREIGN PERSON CERTIFICATION

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by TSENG INTERNATIONAL LABS, INC. ("Transferor"), the undersigned hereby certifies the following on behalf of
Transferor:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations);

         2. The correct U.S. taxpayer identification number for Transferor is 23-22-77100 ; and

         3. The correct office address for Transferor is:

                           Tseng Labs
                           18 West Airy Street, Suite 100
                           Courthouse Plaza
                           Norristown, PA  19401

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                         TRANSFEROR:
                                         TSENG INTERNATIONAL LABS, INC.


                                    By:  _______________________________________
                                         Name:


                                    Date:_______________________________________

                                   EXHIBIT "G"

TO:  LIBERTY PROPERTY LIMITED PARTNERSHIP
     Commonwealth Land Title Insurance Company

RE:

Ladies and Gentlemen:

         The undersigned hereby certifies that, on the basis of the undersigned's review of the records and files of [_________________________] with respect to the property described above (the "Premises"):

1. The Premises is in the ________________ zone. If either the current use or existing construction on the Premises does not conform to present local zoning or other codes, please explain below:

Comments:  ___________________________________________________________________

______________________________________________________________________________


2. The Premises, including all improvements thereon, and its present use as a [_________________] complies with the applicable zoning codes, municipal ordinances and regulations:

                  __________  Yes                 __________  No

Comments:  ___________________________________________________________________

______________________________________________________________________________


3. There are no variances, conditional use permits, or special exceptions required for the present use of the Premises. If there are, specify the same and the relevant terms or otherwise check here:

                  __________  None

Comments:  ___________________________________________________________________

______________________________________________________________________________


4. The Premises comply with the subdivision ordinances affecting it and can be conveyed without the filing of a plat or replat of the Premises:

                  __________ Yes                  __________  No

Comments:  ___________________________________________________________________

______________________________________________________________________________

5. The existing improvements on the Premises comply with all setback, side yard, rear yard, lot area coverage and parking laws and regulations and comply with the plans submitted and any conditions imposed in connection with the grant of any municipal approvals or permits with respect to the construction, occupancy, or use of the existing improvements.

                  __________  Yes                 __________  No

Comments:  ___________________________________________________________________

______________________________________________________________________________


6. All appropriate and required municipal permits, licenses, and approvals including occupancy permits have been provided for the present use of the Premises as described in Paragraph 2:

                  __________  Yes                 __________  No

If there are any additional facts regarding the Premises and its present use which would be a material consideration, please include that information:

______________________________________________________________________________

______________________________________________________________________________


Signature of authorized person:  _____________________________________________

Typed or printed name of signatory:  _________________________________________

Title of signatory:  _________________________________________________________

Date:  _______________________________________________________________________

Municipality or other governmental agency:

______________________________________________________________________________